                                                            EXHIBIT 10.2

                                     Lease

                                 by and between

                         NORTH AMERICA INVESTORS, INC.

                                    Landlord

                                      and

                           PACIFIC SCIENTIFIC COMPANY

                                     Tenant

                                     Dated

                               December 16, 1994

                                  Premises at

                             41 Pacella Park Drive

                            Randolph, Massachusetts



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                              Table of Contents


                          ARTICLE I - Reference Data

1.1       Reference Information .......................................    1


1.2       Exhibits ....................................................    2


                        ARTICLE II - Premises and Term

2.1       Premises ....................................................    2

2.2       Term ........................................................    2

2.3       Option to Terminate Lease ...................................    3

2.4       Option to Extend Term .......................................    3


                     ARTICLE III - Condition of Premises

3.1       Condition of Premises .......................................    3


                           ARTICLE IV - Fixed Rent

4.1       The Fixed Rent ..............................................    4

4.2       Adjustment of Fixed Rent ....................................    4


                   ARTICLE V - Real Estate and Other Taxes

5.1       Real Estate Taxes ...........................................    5


                            ARTICLE VI - Insurance

6.1       Tenant's Insurance ..........................................    6

6.2       Requirements Applicable to Insurance Policies ...............    7

6.3       Waiver of Subrogation .......................................    7


                           ARTICLE VII - Utilities

7.1       Utilities ...................................................    7


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                                   ARTICLE VIII

                               Intentionally Deleted.

                          ARTICLE IX - Tenant's Covenants

9.1       Use .........................................................    8

9.2       Repair and Maintenance ......................................    8

9.3       Compliance and Law and Insurance Requirements ...............    8

9.4       Alteration; Tenant's Work ...................................    9

9.5       Indemnity ...................................................   10

9.6       Landlord's Right to Enter ...................................   10

9.7       Personal Property at Tenant's Risk ..........................   11

9.8       Payment of Landlord's Cost of Enforcement ...................   11

9.9       Yield Up ....................................................   11

9.10      Estoppel Certificate ........................................   11

9.11      Intentionally Deleted .......................................   12

9.12      Rules and Regulations .......................................   12

9.13      Holding Over ................................................   12

9.14      Assignment and Subletting ...................................   12

9.15      Overloading and Nuisance ....................................   13


                          ARTICLE X - Casualty or Taking

10.1      Termination .................................................   13

10.2      Restoration .................................................   13

10.3      Award .......................................................   14


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                              ARTICLE XI - Default

11.1        Events of Default .........................................   14

11.2        Remedies ..................................................   15

11.3        Remedies Cumulative .......................................   16

11.4        Landlord's Right to Cure Defaults .........................   16

11.5        Effect of Waivers of Default ..............................   16

11.6        No Accord and Satisfaction ................................   17

11.7        Late Charges ..............................................   17


                              ARTICLE XII - Mortgages

12.1        Rights of Mortgage Holders ................................   17

12.2        Superiority of Lease; Option to Subordinate ...............   18


                     ARTICLE XIII - Miscellaneous Provisions

13.1      Notices from One Party to the Other .........................   18

13.2      Quiet Enjoyment .............................................   18

13.3      Lease Not to be Recorded; Notice of Lease ...................   19

13.4      Bind and Inure; Limitation of Landlord's Liability ..........   19

13.5      Acts of God .................................................   19

13.6      Landlord's Default ..........................................   19

13.7      Miscellaneous ...............................................   20



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                                     LEASE

                                   SECTION 1


         Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

         Date of this Lease: December 16, 1994

         Premises: The building (the "Building") and the lot (the "Lot") shown on Exhibit A, situated at 41 Pacella Park Drive, Randolph, Massachusetts.

         Landlord:  North America Investors, Inc., a California corporation

         Address of Landlord: Suite 2800
                              1999 Avenue of the Stars
                              Los Angeles, CA 90067

         Tenant:  Pacific Scientific Company, a California corporation

         Address of Tenant: Suite 700
                            620 Newport Center Drive
                            Newport Beach, CA 92660

         Term Commencement Date: February 1, 1995

         Building Square Footage: Approximately 80,000 square feet.

         Annual Fixed Rental Rate: $720,000 per annual subject to
                                   adjustment as provided in Section 4.2

         Permitted Uses: Office, warehouse and light manufacturing

         Commercial General Liability Insurance Limit:

              Bodily Injury   Combined single limit of $3,000,000,
              and Property    or greater amount as reasonably
              Damage:         required by Landlord from time to time
                              and which shall be customary with respect to similar buildings located in the vicinity of the Premises.

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         Signs:  Tenant shall be permitted to install signs on the Premises, provided that any signs installed by Tenant shall be in compliance with all laws, rules, regulations and ordinances applicable to the Premises and with the Randolph Industrial Park Restrictions.

       Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

       Exhibit A: Plan of Premises
       Exhibit B: Randolph Industrial Park Restrictions

                                   SECTION 2

                               Premises and Term

         Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

         Section 2.2. Term. TO HAVE AND TO HOLD for an original term beginning on the Term Commencement Date and continuing until the last day of the month in which the fifteenth (15th) anniversary of the Term Commencement Date shall occur, subject to Sections 2.3 and 2.4, unless sooner terminated as hereinafter provided.

         Beginning January 2, 1995 to the Term Commencement Date, Tenant shall be entitled to (a) use five offices and five office cubicles in the area so designated on Exhibit A and (b) have access to the balance of the Premises for the purpose of planning construction of its improvements, including, without limitation, taking measurements and making inspections to facilitate the preparation of construction drawings and obtaining permits.

         Tenant agrees to sublet to Johnson & Johnson Professional, Inc. ("J&J") the areas designated on Exhibit A (the "Subleased Premises"), and Landlord hereby consents to Tenant's subletting the Subleased Premises to J&J. As a condition precedent in the effectiveness of the Lease, Tenant and J&J shall enter into a separate sublease which shall be subject to and incorporate all of the terms of this Lease, to the extent applicable, and include the following basic terms: The term of such sublease shall commence on the Term Commencement Date and shall expire (a) with respect to the approximately 10,000 square feet of open space shown on Exhibit A, on April 15, 1995 or such earlier date as J&J shall determine, (b) with respect to the balance of the portion of the Premises to be subleased to J&J (excluding the approximately 4,000 square foot clean room), on May 15, 1995 or such earlier date as J&J shall determine and (c) with respect to

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such 4,000 square foot clean room, on July 15, 1995 or such earlier date as J&J shall determine. J&J shall pay rent at the rate of $1.50 per square foot per annum for the office and the open space and at the rate of $2.00 per square foot for the clean room. Such rent shall include all utilities, taxes and insurance. J&J shall provide commercial general liability insurance in the form required under this Lease, naming Landlord and Tenant as additional insureds, with limits of at least $1,000,000.

        Section 2.3. Option to Terminate Lease. Tenant may terminate this Lease effective as of the last day of the month in which the tenth (10th) anniversary of the Term Commencement Date shall occur provided (a) no default in the obligations of Tenant under this Lease shall exist at the time Tenant shall give notice of its election to so terminate this Lease, (b) Tenant shall not have exercised its option to extend the term pursuant to Section 2.4 and
(c) Tenant shall give notice to Landlord of its election to so terminate this Lease prior to the ninth (9th) anniversary of the Term Commencement Date.

        Section 2.4. Option to Extend Term. In the event Tenant shall construct improvements in the Premises after the fifth (5th) anniversary of the Term Commencement Date having an aggregate cost (for all such improvements constructed at substantially the same time) in excess of $500,000, Tenant shall have a single option to extend the term of this Lease so that the term of this Lease shall expire on the last day of the month in which the tenth (10th) anniversary of the date of substantial completion of such improvements shall occur ("Extension Term"), provided (a) no default in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (b) Tenant shall give notice to Landlord of its exercise of such option not later than one (1) month after the date of substantial completion of such improvements (which date shall be specified in such notice) and in any event not less than one (1) year prior to expiration of the original term. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that Tenant shall have no further option to extend the term of this Lease.

                                   SECTION 3

                             Condition of Premises

        Section 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "as is" condition. Landlord shall have no obligation to perform any work or construction. If Tenant shall desire to perform any work or construction, the same shall be done only in accordance with this Lease.



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       Landlord shall provide Tenant with a report from Dacon Construction
Company with respect to the physical condition of the Premises. If such report shall indicate any material defect in the Premises, Tenant may terminate this Lease by notice to Landlord within five (5) business days after delivery of such report to Tenant.

                                   SECTION 4

                                   Fixed Rent

       Section 4.1. The Fixed Rent. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

       Section 4,2. Adjustment of Fixed Rent. The Annual Fixed Rent shall be adjusted (hereinafter referred to as the "Adjustment") as of the fifth (5th) anniversary of the Term Commencement Date and thereafter annually effective as of each anniversary of the Term Commencement Date (each, an "Adjustment Date"), to reflect any increase in the cost of living based upon the Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Massachusetts, all items - Series A (1982-84 equals 100) (hereinafter referred to as the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor. The Adjustment shall be calculated by multiplying the Annual Fixed Rent in effect on the Term Commencement Date by a fraction, the numerator of which shall be the Index number last published prior to such Adjustment Date and the denominator which shall be the corresponding Index number last published prior to the Term Commencement Date. If the Adjustment would result in the Annual Fixed Rent in any year being less than the prior year, the Adjustment shall not be made, and in no event shall the Adjustment result in the Annual Fixed Rent exceeding the original Annual Fixed Rent increased 5% per year, compounded annually, from the Term Commencement Date to the applicable Adjustment Date. In the event the publication of the Index shall be discontinued for the City of Boston, there shall be made in the method of calculation herein provided such revisions as the circumstances may require to carry out the intent of this paragraph, and any dispute between the parties as to the making of such revisions shall be determined by arbitration.




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                                   SECTION 5

                          Real Estate and Other Taxes

        Section 5.1. Real Estate Taxes. As Additional Rent, Tenant shall pay to Landlord (or directly to the taxing authority, as Landlord shall direct from time to time) Tenant's Proportionate Fraction of all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof, imposed or levied upon or assessed against the Lot or Building or any rent (collectively "taxes and assessments" or if singular "tax or assessment").

        If Landlord shall elect to pay betterment assessments over any period permitted by law, only the installments thereof (and interest thereon) becoming due during the term shall be payable by Tenant hereunder.

        All payments shall be made by Tenant within ten (10) days prior to the due date after receipt of Landlord's invoice therefor or prior to the due date if taxes and assessments are to be paid by Tenant directly to the taxing authority.

        Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or Lot or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant, provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot were the only property of Landlord.





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                                   SECTION 6

                                   Insurance.

        Section 6.1. Tenant's Insurance. Tenant shall, as Additional Rent, commencing with its first entry into the Premises and thereafter until the end of the Term, maintain the following insurance:

                (a) Commercial general liability insurance for any injury to person or property occurring on the Premises, naming as additional insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord; and are customary with respect to similar buildings located in the vicinity of the Premises;

                (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises;

                (c) All risk property insurance, and builders risk insurance during periods of construction, an a replacement value, agreed amount basis, with an increased cost of construction endorsement, together with rental loss coverage insuring Landlord in the amount of one year's Annual Fixed Rental and additional rent, and, if Landlord so elects, flood coverage to the extent the same is available, insuring the Building and its rental value; and

                (d) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as Landlord shall specify and are customary with respect to similar buildings located in the vicinity of the Premises and insurance against such other hazards and in such amounts as may from time to time be required by Landlord or any bank, insurance company or other lending institution holding a mortgage on the Building.

        The insurance provided pursuant to clauses (c) and (d) above shall name Landlord and Landlord's mortgagees as loss payees as their respective interests may appear, and, if requested by any of Landlord's mortgagees, shall include a mortgagee loss payable endorsement in form satisfactory to such mortgagee. Tenant shall have no right to the proceeds of any such insurance or to participate in the settlement of any claims thereunder. Without limiting the foregoing, Tenant shall promptly comply with all requests of Landlord in connection with the negotiation and

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
settlement of any claim under the insurance provided pursuant to clauses (c) and (d) above, and Tenant shall endorse to Landlord any check representing proceeds of such insurance promptly upon Landlord's request.

        Section 6.2. Requirements Applicable to Insurance Policies. All policies of insurance required under the provisions of Section 6.1 shall be reasonably acceptable to Landlord and obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance prior to the earlier of the time it shall first enter the Premises or the beginning of the Term hereof and of each renewal policy at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall be noncancelable with respect to the interest of Landlord and such mortgagee without at least thirty (30) days' prior written notice thereto. On Landlord's request from time to time, Tenant shall also provide Landlord with copies of each such policy.

        Section 6.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                                   SECTION 7

                                   Utilities

        Section 7.1. Utilities. Tenant shall promptly pay all charges for water, sewer, gas, electricity and other utilities or

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
services used or consumed in the Building, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises, unless such interruption or failure is the result of Landlord's negligence or misconduct.


                                   SECTION 8

                             Intentionally deleted,

                                   SECTION 9

                               Tenant's Covenants

        Section 9.1. Use, Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

        Section 9.2.  Repair and Maintenance.  Except as otherwise provided in
Section 10, Tenant shall keep all structural and non-structural portions of the Premises, including all plumbing, electrical, heating, air conditioning and other systems (collectively, the "Systems") therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Term Commencement Date or may be put in during the term, reasonable use and wear only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises.

        Section 9.3. Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises. Tenant shall not generate, store or dispose of hazardous substances (as defined below) in or on the Premises or dispose of hazardous substances from the Premises to any other location without prior written notice to Landlord and in any event only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L, c.21C, as amended, the Massachusetts Oil and Hazardous Material Release


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
Prevention and Response Act, M.G.L. c. 21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulations adopted pursuant to said Act.

        Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

        Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section.

        Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

        Section 9,4. Alterations: Tenant's Work. (a) Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, the cost of which shall exceed $50,000 in the aggregate in any calendar year without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                (b) Landlord acknowledges that Tenant may desire to expand the Premises during the term of this Lease. Tenant shall obtain Landlord's prior consent to any expansion of the Premises, which consent will not be unreasonably withheld or delayed, provided that if Landlord shall fail to respond to any requested consent within twenty (20) business days after a request therefor, Landlord's consent shall be deemed given with respect to the request.

                (c) The expansion referred to in clause (b) above and any work requiring Landlord's approval under clause (a) above shall be performed only in accordance with plans and specifications therefor approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall procure at

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
Tenant's sole expense all necessary permits and licenses before undertaking any work (whether or not requiring Landlord's approval) on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work requiring Landlord's approval only contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and, whether or not such work shall require Landlord's approval, shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work (whether or not requiring Landlord's approval). Landlord may inspect the work (whether or not requiring Landlord's approval) of Tenant at reasonable times and upon reasonable notice and give notice of observed defects.

        Section 9.5. Indemnity. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

        Section 9.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord may be required to make under the terms of this Lease or may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to

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
keep affixed in suitable places notices of availability of the Premises.

        Section 9.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

        Section 9.8. Payment of Landlord's Cost of Enforcement. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 11.4.

        Section 9.9. Yield Up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant which required Landlord's approval but which have not been approved by Landlord as Landlord may request and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall so request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease, ordinary wear and tear excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.9.

        Section 9.10. Estoppel Certificate. Upon not less than fifteen (15) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has

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
no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rental and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rental and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 9.10 may be relied upon by any prospective purchaser or mortgagee of the Building.

       Section 9.11  Intentionally deleted.

       Section 9.12 Rules and Regulations; Park Restrictions. Tenant shall comply with the Randolph Industrial Park Restrictions attached as Exhibit B and with such reasonable Rules and Regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Lot and Building.

       Section 9.13 Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord Annual Fixed Rent at 125% the monthly rate specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to increase the monthly rent as described in this Section, and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

       Section 9.14  Assignment and Subletting.  Except as provided in Section
2.2 of this Lease, Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without Landlord's prior written approval, which approval shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

       Section 9.15 Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance.


                                   SECTION 10

                               Casualty or Taking

       Section 10.1  Termination.  In the event that greater than twenty-five
(25) percent of the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that the Premises shall be totally or partially destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall determine that it will require in excess of 180 days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty days after the Casualty or receipt of the written estimate of the time required to restore the Premises. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

       Section 10.2 Restoration. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 10.1, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 10.1, Landlord covenants to do with reasonable diligence at Landlord's expense, Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

         Section 10.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained in this
Section 10.3 shall be deemed to give Landlord any interest in, or prevent
Tenant from seeking, any separate award from the condemning authority for the taking of personal property or fixtures of Tenant or for relocation or business interruption expenses recoverable by Tenant from the condemning authority, provided the same shall not reduce Landlord's award.

         Section 11.1  Events of Default.  If:

         (a)  Tenant shall default in the performance of any of its
         obligations    to pay the Fixed Rental, Additional Rent or any other
         sum payable hereunder and if such default shall continue for five (5) days after notice from Landlord designating such default;

         (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or, if such default can not be cured within such thirty (30) day period, Tenant thereafter shall fail to diligently pursue such correction to completion;

         (c) if any assignment for the benefit of creditors shall be made by Tenant;

         (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

         (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten (10) days thereafter;

         (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

         (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter,

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived.
Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         Section 11.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term, such excess to be discounted to present value at the then current Federal Reserve Bank discount rate. In calculating the rent reserved there shall be included, in addition to the Fixed Rental and Additional Rent, the cost of performing all obligations which Tenant has agreed to perform under this Lease during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this

Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Section 11.3 Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

         Section 11.4 Landlord's Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

         Section 11.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance, The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

         Section 11.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rental, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

         Section 11.7 Late Charge. If Tenant fails to pay Fixed Rental, Additional Rent or any other sum payable by Tenant to Landlord within seven (7) days after Landlord shall give Tenant notice of non-payment thereof, Tenant shall, on demand, pay a late charge equal to five percent (5%) of the overdue amount.

                                   SECTION 12

                                   Mortgages

         Section 12.1 Rights of Mortgage Holders. No Fixed Rental, Additional Rent or any other charge shall be paid more than one (1) month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished.

       In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

       Section 12.2 Superiority of Lease; Option to Subordinate. Unless Landlord exercises the option set forth below in this Section 12.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in form reasonably acceptable to Tenant by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale, Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 12.2.


                                   SECTION 13

                            Miscellaneous Provisions

       Section 13.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address by personal service, or as an alternate to personal service, by mailing the same by registered or certified mail, postage prepaid.

       Section 13.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

         Section 13.3 Lease Not to be Recorded: Notice of Lease. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

         Section 13.4 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

         Section 13.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         Section 13.6 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

        Section 13.7 Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

        WITNESS the execution hereof under seal as of the day and year first above written.

                                      Tenant:
                                      PACIFIC SCIENTIFIC COMPANY


                                      By:   /s/  John M. Ossenmacher
                                         ------------------------------------
                                          Its: Vice President


                                          /s/ Jody A. MacKerron 12/22/94
                                         ------------------------------------
                                      Landlord:
                                      NORTH AMERICA INVESTORS, INC.


                                      By:  /s/   JS
                                         ------------------------------------
                                          Its: President

                        TRANSFER CERTIFICATE OF TITLE

                                                                  Doc # 272135
                                                                     No. 79697
                                                             Book 399  Page 97

From Original Certificate No. 79672, Originally Registered March 2, 1966, in Registration Book 399 Page 72 for the Registry District of Norfolk County.

THIS IS TO CERTIFY that Codman & Shurtleff, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having an usual place of business in Boston in the County of Suffolk and said Commonwealth, is the owner in fee simple of that certain parcel of land situate in RANDOLPH in the County of Norfolk and said Commonwealth, bounded and described as follows:

Easterly by the Westerly line of Pacella Park Drive, seven hundred (700) feet; Southerly by land now or formerly of Pacella Concrete Pipe Corporation, six hundred forty nine and 29/100 (649.29) feet;
Westerly by lands now or formerly of said Pacella Concrete Pipe Corporation and of the Town of Randolph, five hundred forty eight (548) feet; and Northerly by land now or formerly of said Pacella Concrete Pipe Corporation, seven hundred twenty one and 36/100 (721.36) feet.

        Said parcel is shown as lot numbered 7 on a plan drawn by Gale Engineering Company, Inc., Surveyors, dated February 14, 1966, as approved by the Land Court, filed in the Land Registration Office as No. 34183B, a copy of a portion of which is filed in Norfolk Registry District with Certificate
No. 79697, Book 399.

        The above described land is subject to the restrictions as set forth in a grant made by Pacella Brothers Corporation to Henri R. Salaun et al, dated June 28, 1965, duly recorded in Book 4270, Page 617.

        The above described land is subject also to the terms of a Stipulation made by the Petitioners, William J. Brady and Ward Steel Company, filed with the papers in this case on December 9, 1965, a copy of which is filed with Decree No. 4864.

        The above described land is subject also to the restrictions as set forth in Document No. 272135, expiring on March 4, 1996.

        And it is further certified that said land is under the operation and provisions of Chapter 185 of the General Laws, and that the title of said Codman & Shurtleff, Inc. to said land is registered under said chapter, subject, however, to any of the encumbrances mentioned in Section forty-six of said Chapter, which may be subsisting, and subject also to as aforesaid.

        Witness, ELWOOD H. HETTRICK, Esquire, Judge of the Land Court, at Dedham, in said County of Norfolk, the fourth day of March in the year nineteen hundred and sixty-six, at 3 o'clock and 50 minutes in the afternoon.

        Attest, with the Seal of said Court,



                                                -----------------------------
                                                           Assistant Recorder


                                                                    EXHIBIT A

                                                                      EXHIBIT B

                    RANDOLPH INDUSTRIAL PARK RESTRICTIONS

1. No building or structure shall be erected or maintained on said lot, or lots, contained herein, unless the elevation, plan and specifications, especially exterior material thereof, shall be approved in writing by Pacella Bros. Inc., or its successor or assigns, to said Randolph Industrial Park, which approval shall not be unreasonably withheld.

2. The front side at least of all buildings or structures shall be brick faced, or faced with other materials of equal attractiveness, such other materials to be approved in writing by Pacella Bros. Inc., or its successor or assigns, which approval shall not be unreasonably withheld.

3. Not more than fifty (50) per cent of the area of any lot shall be built upon and no building shall be erected within fifty (50) feet of street lines or within fifteen (15) feet of side or rear lot lines. For these purposes the term "buiding" shall not include open loading platforms, outside stairs, or other projections.

4. After substantial completion of any building or structure, or within a reasonable time thereafter, parking areas shall be properly and adequately paved, land frontage area of all buildings and structures shall be properly and adequately landscaped. The entire land area shall be properly and adequately drained to avoid adverse drainage or run-off on adjoining land and such drainage shall be properly tied in so as to become an integral part of the Industrial Park drainage. All such paving and landscaping and drainage shall be subject to approval by Pacella Bros. Inc., its successor or assigns, which approval shall not be unreasonably withheld.

5. All areas which have not been paved, and all areas other than frontage shall be attractively graded and seeded and maintained so as to be consistent with a garden type industrial park.

6. Reasonable care shall be used to maintain the appearance of buildings and grounds.

7. Each lot shall have facilities for loading, unloading and parking reasonably sufficient to service the building constructed thereon without using the adjacent streets for such activity.

8. Pacella Bros. Inc. reserves the right at any time to make other restrictions on other parcels which it deems reasonable and necessary for the proper development and/or maintenance of said Industrial Park.

9. No excavated material shall be removed from this Park by the purchaser or tenant of any parcel of this Park. The area in which such excavated material may be disposed of will be designated from time to time at the discretion of Pacella Bros. Inc., its successor or assigns.

10. There shall be no open storage of material by any owner or tenant unless suitably screened from public view by green fencing.


                                     "B"

                                    SUBLEASE


        This Sublease is made this 3rd day of January, 1995 by and among Salvatore Osio, Trustee of 41 PACELLA PARK DRIVE TRUST, u/d/t dated January 30, 1995, NAI INVESTORS LIMITED PARTNERSHIP, a Massachusetts limited partnership (herein, collectively "Master Landlord"), PACIFIC SCIENTIFIC COMPANY, a California corporation ("Sublandlord") and JOHNSON & JOHNSON PROFESSIONAL, INC., a New Jersey corporation ("Subtenant").


                                  WITNESSETH:


1.       This Sublease is made with reference to the following facts:

         1.1. North America Investors, Inc., a California Corporation and Sublandlord entered into a written lease dated December 16, 1994, which lease has been assigned to Master Landlord, a copy of which is attached hereto as Exhibit A ("Master Lease") covering premises described in Section 1.1 of the Master Lease.

         1.2. Subtenant desires to sublet a portion of the premises described in Section 1.1 of the Master Lease (the "Premises") from Sublandlord on the terms and conditions contained in this Sublease.

         1.3. Master Landlord desires to insure that Subtenant shall have the right to use and occupy the Premises during the term of this Sublease as described herein and under the terms and conditions of this Sublease, notwithstanding any future default by Sublandlord under the Master Lease.

2.       Basic Sublease Provisions.

         2.1.    Building Address:   41 Pacella Park Drive
                                     Randolph, Massachusetts

         The Premises are more fully described on Exhibit B attached hereto.

         2.2. Rentable Area of Premises: Approximately 55,000 square feet, which include an approximately 4,000 square foot clean room (the "Clean Room") and approximately 51,000 square feet of office and laboratory space (collectively, the "Office Space"). Included in the Office Space is an open space area of approximately 10,000 square feet as reflected on Exhibit B (the "Open Space").

         2.3.    Commencement Date: January 31, 1995.

         2.4.    Expiration Date: With respect to the Open Space,
April 15, 1995, or such earlier date as Subtenant may determine.

With respect to the remaining portion of the Premises, excluding the Clean Room, June 1, 1995, or such earlier date as Subtenant may determine, With respect to the Clean Room, July 15, 1995, or such earlier date as Subtenant may determine.

       Notwithstanding the foregoing expiration dates, to the extent mutually acceptable to Sublandlord and Subtenant, prior to an expiration date Sublandlord shall have the right to occupy a portion of the Premises to the extent Subtenant has previously vacated such portion of the Premises,

           2.5. Basic Monthly Rent: With respect to the Office Space, $84,000 ($1,50 per square foot per month. With respect to the Clean Room, $8,000.00 ($2.00 per square foot per month). All rent shall include utilities, insurance of the Premises, property taxes and maintenance of the structure of the Premises and shall be paid without demand, deduction, set-off or counter claim, in advance, on the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be prorated on the basis of a thirty (30) day month. Subtenant shall pay for janitorial and telephone expenses for the area occupied by Subtenant and shall pay one-half of security and snow plowing expenses during the term of this Sublease.

          2.6.  Permitted Use: Office, clean room manufacturing and laboratory.

          2.7. Acceptance of Premises: Subtenant acknowledges that immediately prior to the Commencement Date Subtenant occupied the Premises for the same use permitted herein, Subtenant has inspected the Premises and is thoroughly acquainted with their condition. Subtenant agrees to accept the Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to: (i) the present or future suitability of the Premises for the conduct of Subtenant's business; (ii) the physical condition of the Premises;
(iii) the expenses of operation of the Premises; (iv) the safety of the Premises, whether for the Use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers; (v) the compliance of the Premises with any applicable laws, regulations or ordinances; or (vi) any other matter or thing affecting or related to the Premises.

          Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant shall comply with all laws and regulations relating to the Subtenant's use or occupancy of the Premises and to the common areas. Subtenant further agrees that all telephone and other communication installation and use requirements shall be compatible with the Building and that Subtenant shall be solely responsible for all of its telephone and communication installation and usage costs.

       2.8.  Address for payment of rent and notices:

                   Sublandlord:                    Subtenant:

                   Pacific Scientific Company      Johnson & Johnson,
                   41 Pacella Park Drive             Professional, Inc.
                   Randolph, MA 02368              325 Paramount Drive
                                                   Raynham, MA 02767-0350
                   Attn: Mr, John Ossenmacher      Attn: Mr. Joseph Cherry,
                         President                       Vice President
                         617-986-3364                          Operations
                                                         617-880-8070

3.     Incorporation By Reference, Assumption.

         Sections 9.3, 9.12, 9.15, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6 and 13.3
of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease. Where applicable, references in the Master Lease to Landlord shall mean Sublandlord and to Tenant shall mean Subtenant. If any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern.

4.     Master Lease.

       4.1. Neither Sublandlord nor Subtenant shall do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord,

       4.2. If the Master Lease terminates, this Sublease shall terminate as between Sublandlord and Subtenant, Sublandlord shall be relieved from all liabilities and obligations under this Sublease, this Sublease shall continue as a direct lease between Master Landlord and Subtenant and the Master Landlord shall continue to allow Subtenant to use and occupy the Premises under the terms and conditions of this Sublease. In addition, if there is a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result thereof.

       4.3. Nothing in this Sublease shall be deemed to amend or modify any term or provision of the Master Lease.

5.     Indemnity.

       Sublandlord and Subtenant will indemnify, defend (by counsel reasonably acceptable to the other party), protect and hold the other party harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees and the allocated costs of the other party's in-house attorneys) arising out of or relating to (i) the death of or injury to any person, or damage to any property whatsoever, on or about the Premises to the extent caused by the negligence or other fault of the indemnifying party, its agents or employees; or (ii) the indemnifying party's breach or default under this Sublease,

6.     Attorneys' Fees.

       If there is any legal action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

7.     Assignment and Subletting.

       Subtenant shall not voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto. Any attempted assignment or subletting shall be null and void and of no effect.

8.     Alterations.

       8.1. Alterations and Improvements by Subtenant. Subtenant shall not make any alterations, additions or improvements to the Premises ("Alterations") without obtaining the prior written consent of Sublandlord thereto, which Sublandlord shall not unreasonably withhold or delay if the same are permitted under the Master Lease. All Alterations shall be constructed in a good and workmanlike manner using materials of a quality comparable to those on the Premises, and shall conform to all relevant codes, regulations and ordinances and shall otherwise comply with the

Master Lease. All such Alterations shall be made at Subtenant's sole cost and expense and shall be diligently prosecuted to completion. Upon the expiration or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Premises any or all of such Alterations as Sublandlord shall determine, in which case, such Alterations shall become the property of Sublandlord, or (ii) promptly remove any or all of such Alterations designated by Sublandlord to be removed, in which case Subtenant shall, at its sole cost and expense, repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Subtenant shall permit no mechanics or other liens to be recorded against the Premises.

       8.2. Removal of Personal Property. All articles of personal property, and all business and trade fixtures, movable machinery and equipment, furniture and movable partitions, if any, owned by Subtenant in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of such property owned by Subtenant at the expiration or sooner termination of this Sublease, in which event such removal shall be done at Subtenant's expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease.

9.       Holding Over.

         If Subtenant holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month tenant at a rent equal to One Hundred Fifty Percent (150%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the term hereof or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this sublease.

10.     Maintenance and Repairs.

        Subtenant acknowledges that the Premises are being rented in their "as is" condition. At all times during the term of this Sublease, Subtenant, at its sole cost and expense, subject to Sublandlord's obligations herein, will maintain the Premises and every part thereof and all equipment, fixtures and improvements therein in their current condition and repair. At the end of the term of this Sublease, Subtenant will surrender the Premises in as good condition as received, normal wear and tear excepted.

11.     Insurance.

        At all times during the term of this Sublease, Subtenant shall, at its sole expense, procure and maintain commercial general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises with at least a single combined liability and property damage limit of $1,000,000. All such insurance shall be in a form satisfactory to Sublandlord. Subtenant shall provide Sublandlord and Master Landlord with a certificate of insurance showing Sublandlord and Master Landlord as additional insured. The certificate shall provide for a thirty-day written notice to Sublandlord in the event of cancellation or material change of coverage.

12.     Notices.

        All notices or other communications required or permitted hereunder must be in writing, and be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Paragraph 2.8. All notices will be deemed received on the date sent.

13.     Master Landlord.

        Master Landlord hereby agrees that Subtenant shall have the right to use and occupy that portion of the Premises which is described above and in Exhibit D to the Purchase and Sale Agreement dated December 23, 1994 between North America Investors, Inc. as Buyer and Subtenant as Seller under the terms and conditions of this Sublease notwithstanding the default or earlier termination of the Master Lease.

       IN WITNESS WHEREOF, Master Landlord, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                      "MASTER LANDLORD"

                                      Salvatore Osio, as Trustee of
                                      41 PACELLA PARK DRIVE TRUST,
                                      u/d/t dated January 30, 1995



                                      By: /s/   JS
                                         -------------------------------------
                                      Title:  [TITLE UNREADABLE]
                                            ----------------------------------

                                      NAI INVESTORS LIMITED PARTNERSHIP,
                                      a Massachusetts Limited
                                      Partnership



                                      By:   /s/   JS
                                         -------------------------------------
                                      Title:  NAI Properties - G.P. President
                                            ----------------------------------



                                      "SUBLANDLORD"

                                      PACIFIC SCIENTIFIC COMPANY,
                                        a California corporation



                                      By:   /s/  JOHN M. OSSENMACHER
                                         -------------------------------------
                                      Title:  Vice President
                                            ----------------------------------

                                      "SUBTENANT"

                                      JOHNSON & JOHNSON PROFESSIONAL,
                                        INC,, a New Jersey corporation



                                      By:  /s/  JOSEPH CHERRY
                                         -------------------------------------
                                      Title:  VP of Operations
                                            ----------------------------------
                                              JJPI

                                   EXHIBIT A

                                  MASTER LEASE

                         With Sublease Rate Corrected
                              to Read Per Month
                              and $'s corrected

                                   EXHIBIT B

                         DRAWING OF SUBLEASED PREMISES

        The statements contained herein are made for the purpose of inducing Heller to make the Loan and may be relied upon for such purpose by Heller and its successors and assigns.


                                               Yours very truly,


                                               PACIFIC SCIENTIFIC COMPANY,
                                               a California corporation.

                                               By:  /s/ JOHN M. OSSENMACHER
                                                    -----------------------

                                               Its: Vice President
                                                    -----------------------


ATTEST:


By:  JODY A. MacKERRON
     ------------------------
Its:
     ------------------------